UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 25, 2004

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8233 Baumgart Road, Evansville, IN	47725

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1--Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

          On August 25, 2004, Shoe Carnival, Inc. (the "Company") granted to W. Kerry Jackson, the Chief Financial Officer of the Company, an option to purchase 10,000 shares of the Company's Common Stock (the "Option") pursuant to the Company's 2000 Stock Option and Incentive Plan (the "2000 Plan"). The grant of the Option was made in connection with the promotion of Mr. Jackson from Senior Vice President, Chief Financial Officer and Treasurer to Executive Vice President, Chief Financial Officer and Treasurer.

          The Option will become exercisable one-third on August 25, 2005, one-third on August 25, 2006 and one-third on August 25, 2007. The exercise price of the Option is $12.14 per share. The Option will expire on August 24, 2014, subject to earlier termination in certain circumstances. The Option consists of an incentive stock option to purchase 6,352 shares of the Company's Common Stock and a non-qualified stock option to purchase 3,648 shares of the Company's Common Stock.

          The Option was granted pursuant to the Company's 2000 Plan. Reference is made to the full text of the 2000 Plan, as amended and restated, as set forth as Appendix B to the Company's Definitive Proxy Statement for its 2004 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on May 5, 2004, for additional and more detailed terms of the Option. As of the date of grant of the Option, the Company and Mr. Jackson entered into a Notice of Grant of Stock Options and Option Agreement with respect to the incentive stock option portion of the Option and a Notice of Grant of Stock Options and Option Agreement with respect to the non-qualified stock option portion of the Option. Reference is made to the forms of Notice of Grant of Stock Options and Option Agreement which provide additional information regarding the terms of the Option, and which are attached hereto as Exhibit 10-A and Exhibit 10-B, respectively, and incorporated herein by reference.

Section 2--Financial Information

Item 2.05  Costs Associated with Exit or Disposal Activities.

          Management continually evaluates individual store performance with greater attention addressed to under performing stores. If the performance of a store is deemed by management to be unacceptable and unlikely to improve to an acceptable level, management will work with the landlord to determine if a financially reasonable exit strategy can be negotiated. Under this strategy, the Company has negotiated to close two under performing stores with the landlord terminating the lease. On August 17, 2004, management committed to close one store and subsequently closed the store on August 28, 2004. On August 27, 2004, management committed to close a second store, which is expected to close in the Company's fourth quarter. The charges to close the stores will be incurred in the Company's third quarter. The expected closing expenses and cash outlay for both stores combined are as follows:

	Expense	Cash outlay

Lease Termination	$ 160,000	$ 160,000
Repayment of lease incentives	0	159,000
Disposal of fixed assets	54,000	0
Impairment of fixed assets	226,000	0
Other closing expenses	20,000	20,000

Total	$ 460,000	$ 339,000

Item 2.06  Material Impairments.

          Management committed to the closure of a store on August 27, 2004, with the actual closing date to occur in the Company's fourth quarter. An impairment charge of $226,000 on the store's fixed assets is expected to be incurred in the Company's third quarter. See Item 2.05 "Costs Associated with Exit or Disposal Activities" above for additional details.

Section 9--Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit No.	Exhibits
10-A	Form of Notice of Grant of Stock Options and Option Agreement for incentive stock options granted under the Company's 2000 Stock Option and Incentive Plan
10-B	Form of Notice of Grant of Stock Options and Option Agreement for non-qualified stock options granted under the Company's 2000 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: September 2, 2004	By:	/s/ W. Kerry Jackson

W. Kerry Jackson
Executive Vice President and Chief Financial Officer